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                                                     EXHIBIT 21

                                  Subsidiaries of Pomeroy Computer Resources, Inc.


Subsidiary                                                                                   State of Incorporation
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
Technology Integration Financial Services, Inc.
f/k/a Pomeroy Computer Leasing Company, Inc.                                                 Kentucky

The subsidiary does business under the name Technology Integration Financial Services, Inc.

Pomeroy Select Integration Solutions, Inc.                                                   Delaware

Pomeroy Computer Resources  Holding Company, Inc.                                            Delaware

Pomeroy Computer Resources Sales Company, Inc.                                               Delaware

Pomeroy Select Advisory Services, Inc.                                                       Delaware

T.I.F.S. Advisory Services, Inc.                                                             Delaware

Acme Data Services, LLC                                                                      Delaware

Pomeroy Computer Resources Operations, LLP                                                   Kentucky


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